EXHIBIT 10.1

SECOND AMENDMENT TO STANDSTILL AGREEMENT

This SECOND AMENDMENT TO STANDSTILL AGREEMENT (“Second Amendment”), dated as of September 30, 2011, is entered into by and among Toshiba America Nuclear Energy Corporation (“TANE”), Babcock & Wilcox Investment Company (“B&W”) (each an “Investor” and together, the “Investors”) and USEC Inc. (“USEC”) (each a “Party” and collectively hereinafter referred to as the Parties”).

 WHEREAS, on or about May 25, 2010, Toshiba Corporation (“Toshiba”), B&W and USEC entered into that certain Securities Purchase Agreement (the “Agreement”);

 WHEREAS, on or about August 10, 2010, Toshiba assigned all of its rights in the Agreement to TANE;

 WHEREAS, pursuant to Section 5.2(e) of the Agreement, the obligations of each Investor to consummate the transactions contemplated by the Agreement at the Second Closing are subject to the fulfillment or waiver by such Investor on or before the Second Closing of the condition that USEC shall have entered into the Conditional Commitment with DOE; and

WHEREAS, pursuant to Section 10.2(a) of the Agreement, if the Second Closing fails to occur on or before June 30, 2011, each Investor (as to such Investor’s obligations under the Agreement) or USEC may terminate the Agreement; and

 WHEREAS, the Second Closing did not occur on or before June 30, 2011;

 WHEREAS, the Parties entered into the Standstill Agreement dated as of June 30, 2011 (the “Standstill Agreement”) whereby each Party agreed not to exercise its right to terminate the Agreement under Section 10.2(a) thereof prior to August 15, 2011;

WHEREAS, the Parties entered into the First Amendment to Standstill Agreement dated as of August 15, 2011, whereby each Party agreed, among other things, not to exercise its right to terminate the Agreement under Section 10.2(a) thereof prior to September 30, 2011; and

 WHEREAS, the Parties desire to further amend the Standstill Agreement as provided herein.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants contained herein, the Parties hereby agree as follows:

1.           Paragraph 2 of the Standstill Agreement as amended is hereby further amended by deleting “September 30” and inserting in lieu thereof “October 31” such that Paragraph 2 shall read, in its entirety as follows:

 Each Party hereby agrees not to exercise its right to terminate the Agreement under Section 10.2(a) prior to October 31, 2011.

 2.           USEC acknowledges and confirms that (a) each Investor has fulfilled all of its obligations under Section 7.2(a) of the Agreement through the date hereof, and (b) the failure of the Second Closing to occur on or prior to the date hereof has not been caused by or been the result of either Investor’s failure to fulfill any obligation under the Agreement.

 3.           Except as expressly amended by Section 1 hereof, the Standstill Agreement, as previously amended, shall remain unchanged and, as amended by such Section 1, the Standstill Agreement shall remain in full force and effect.

 4.           Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Standstill Agreement.

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IN WITNESS WHEREOF, the Parties have executed this Second Amendment through their duly authorized representatives as of the date first written above.

TOSHIBA AMERICA NUCLEAR ENERGY CORPORATION	BABCOCK & WILCOX INVESTMENT COMPANY

By: /s/ Akio Shioiri	By: /s/ Mary Pat Salomone
Name: Akio Shioiri	Name: Mary Pat Salomone
Title: President & CEO	Title: Senior VP & COO

USEC INC.

By: /s/ John C. Barpoulis
Name: John C. Barpoulis
Title: Senior Vice President
and Chief Financial Officer